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                                                                     EXHIBIT 5.1

                  [LETTERHEAD OF LOCKE PURNELL RAIN HARRELL]



July 29, 1997


Atmos Energy Corporation
1800 Three Lincoln Centre
5430 LBJ Freeway
Dallas, TX  75240

Re:  Registration Statement on Form S-8,
     Atmos Energy Corporation Long-Term Stock Plan for the United Cities Gas Company Division

Gentlemen:

     We have acted as special counsel for Atmos Energy Corporation, a Texas Corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement"), of 250,000 shares of common stock, no par value, of the Company (the "Common Stock") to be offered pursuant to the Atmos Energy Corporation Long-Term Stock Plan for the United Cities Gas Company Division (the "Plan").

     Based upon our examination of such papers and documents and the investigation of such matters of law as we have deemed relevant or necessary in rendering this opinion, we hereby advise you that we are of the opinion that:

     1. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Texas.

     2. Assuming, with respect to shares of Common Stock issued after the date hereof, (i) the receipt of proper consideration for the issuance thereof, (ii) the availability of a sufficient number of shares of Common Stock authorized by the Company's Restated Articles of Incorporation then in effect, (iii) compliance with the terms of any agreement entered into in connection with awards under the Plan and (iv) no change occurs in the applicable law or the pertinent facts, the shares of Common Stock issuable under any award under the Plan will be duly authorized and validly issued, fully paid and non-assessable shares of Common Stock.
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     We consent to the use of our name in the Registration Statement filed by the Company with the Securities and Exchange Commission for the registration under the Securities Act of 250,000 shares of Common Stock of the Company in connection with the Plan and to the filing of a copy of this opinion as Exhibit
5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required by
Section 7 of the Securities Act or the related rules promulgated by the Securities and Exchange Commission.


                                    Very truly yours,

                                    LOCKE PURNELL RAIN HARRELL
                                    (A Professional Corporation)



                                    By: /s/ BRYAN E. BISHOP
                                    ------------------------------------------
                                            Bryan E. Bishop